UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 18, 2016
Date of report (Date of earliest event reported)

ALIGN TECHNOLOGY, INC.
_______________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)
(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Align Technology, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on May 18, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to Article V of the Company’s current Amended and Restated Certificate of Incorporation, to provide that a director or the entire Board of Directors may be removed from office at any time by the affirmative vote of a majority of the outstanding shares of voting stock of the Company entitled to vote at an election of directors (the “Amendment”). The Amendments became effective upon its filing with the Secretary of State of the State of Delaware on May 19, 2016.
The description of the Amendments set forth above is qualified by reference to the full text of the Company’s Certificate of Amendment to the Amended and Restated Certificate of Incorporation, a copy of which is being filed as Exhibit 3.01 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below. For more information about these proposals, see the Company's proxy statement dated April 7, 2016, the relevant portions of which are incorporated herein by reference.

Proposal 1

The following eight nominees received the a majority of the votes cast and were elected to the Board of Directors and will serve as directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Director Nominee	Votes For	Against	Abstain	Non-Votes
Joseph M. Hogan	69,944,548	234,996	18,319	5,099,084
Joseph Lacob	69,407,696	771,306	18,862	5,099,083
C. Raymond Larkin, Jr.	69,494,558	682,018	21,277	5,099,094
George J. Morrow	68,637,778	1,538,499	21,586	5,099,084
Thomas M. Prescott	69,901,459	284,687	11,717	5,099,084
Andrea L. Saia	68,921,959	1,255,072	20,832	5,099,084
Greg J. Santora	68,391,316	1,791,038	15,510	5,099,083
Warren S. Thaler	69,387,066	792,193	18,594	5,099,094

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2016, as described in the proxy materials. This proposal was approved.

For	73,856,204
Against	1,432,698
Abstain	8,042

Proposal 3

Proposal 3 was a management proposal to hold an advisory vote to approve the compensation of the Company's named executive officers, as described in the proxy materials. This proposal was approved.

For	64,632,748
Against	5,534,763
Abstain	30,353
Non Votes	5,099,083

Proposal 4

Proposal 4 was a management proposal to amend Article V of the Company's Amended and Restated Articles of Incorporation to eliminate the "for cause" requirement for stockholder removal of a director, as described in the proxy materials. This proposal was approved.

For	75,152,812
Against	71,259
Abstain	72,876

Proposal 5

Proposal 5 was a management proposal to amend Article V of the Company's Amended and Restated Articles of Incorporation to eliminate the supermajority vote requirement for stockholder removal of a director, as described in the proxy materials. This proposal was approved.

For	70,088,734
Against	88,370
Abstain	20,760
Non Votes	5,099,083

Proposal 6

Proposal 6 was a management proposal to approve the Company's amended and restated 2005 Incentive Plan, as described in the proxy materials. This proposal was approved.

For	59,417,133
Against	10,730,467
Abstain	50,264
Non Votes	5,099,083

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 20, 2016	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Legal and Corporate Affairs and General Counsel